UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2025

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

___________________________________________

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe,	Louisiana	71203
(Address of principal executive offices)		(Zip Code)
(318) 388-9000
(Telephone number, including area code)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.00 par value per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting held on May 13, 2025, the items listed below were submitted to a vote of shareholders.
There were a total of 1,025,106,366 shares (consisting of 1,025,099,348 shares of common stock and 7,018 shares of Series L preferred stock, which vote together as a single class) entitled to be voted as of March 19, 2025, the record date for the meeting, of which 817,658,725 shares were present or represented by proxy.
(1)    The following nominees were elected to serve on the Board of Directors:

Name of Nominee	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Quincy L. Allen	646,647,924	17,229,789	2,645,949	151,135,063
Martha Helena Béjar	648,491,016	15,721,046	2,311,600	151,135,063
Christopher Capossela	652,631,991	11,558,636	2,333,035	151,135,063
Kevin P. Chilton	652,426,630	11,739,029	2,358,003	151,135,063
James Fowler	652,897,019	11,295,493	2,331,150	151,135,063
T. Michael Glenn	652,235,502	11,997,412	2,290,748	151,135,063
Michelle J. Goldberg	652,343,240	11,773,421	2,407,001	151,135,063
Kate Johnson	653,396,616	11,368,549	1,758,497	151,135,063
Hal Stanley Jones	652,044,658	12,089,586	2,389,418	151,135,063
Diankha Linear	650,197,281	13,666,438	2,659,943	151,135,063
Stephen McMillan	652,165,443	11,931,928	2,426,291	151,135,063

(2)    The appointment of KPMG LLP as independent auditor for 2025 was ratified with 791,825,482 votes for, 23,659,293 votes against, 2,173,950 abstentions, and no broker non-votes.
(3)    A proposed amendment to our Articles of Incorporation, at the discretion of our Chief Executive Officer and Chief Financial Officer, in consultation with the Board, to effect a reverse stock split within a range between and including one-for-two (1:2) and one-for-fifteen (1:15) (a “Reverse Stock Split”), together with a related proportionate reduction in the number of our authorized shares of common stock, was approved with 770,355,932 votes for, 44,419,703 votes against, 2,883,090 abstentions, and no broker non-votes.
(4)    Proposed technical amendments to our Articles of Incorporation were approved as follows:
(a)    An amendment to update references to Louisiana’s prior corporate statute, superseded in 2015, was approved with 792,172,726 votes for, 19,716,399 votes against, 5,769,600 abstentions, and no broker non-votes.
(b)    An amendment to clarify the manner of electing directors was approved with 653,595,353 votes for, 10,460,245 votes against, 2,468,064 abstentions, and 151,135,063 broker non-votes.
(c)    An amendment to lower the ownership threshold necessary for shareholders to call a special meeting from a majority of the total voting power to 25% was approved with 651,391,434 votes for, 12,888,850 votes against, 2,243,378 abstentions, and 151,135,063 broker non-votes.

(d)    An amendment to remove all references to our transition to an unstaggered board was approved with 794,152,078 votes for, 18,118,415 votes against, 5,388,232 abstentions, and no broker non-votes.
(5)    The advisory vote to approve our executive compensation was approved with 631,911,470 votes for, 31,028,366 votes against, 3,583,826 abstentions, and 151,135,063 broker non-votes.
(6)    The shareholder proposal to adopt simple majority voting on matters submitted to shareholders for a vote was approved with 614,621,581 votes for, 18,098,476 votes against, 27,443,361 abstentions, 6,360,244 unvoted, and 151,135,063 broker non-votes.
As a result of the shareholders’ approval of Item 3 above, the Company is now authorized, on the terms described, to implement a Reverse Stock Split at any time prior to the one-year anniversary of the date shareholder approval was received, or May 13, 2026. The Company will continue to consider whether and when to effect a Reverse Stock Split that is in the best interest of the Company and its shareholders.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “expects,” “anticipates,” “will,” “plans” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
3.1	Composite Articles of Incorporation of the Registrant, as amended and restated through May 13, 2025
104	Cover page formatted as Inline XBRL and contained in Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: May 15, 2025	By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer

4